PURCHASE AND SALE AGREEMENT


This Purchase and Sale Agreement (hereinafter "Agreement") is entered into as of July 11th, 2000, by and among Globaltron Communications Corporation, a company Incorporated under the laws of Florida, U.S.A., with principal offices located at New World Tower, 100 North Biscayne Boulevard, Suite 2500, Miami, Florida, U.S.A. (hereinafter "Purchaser"), Tropico Sistemas e Telecomunicacoes S.A., a company incorporated under the laws of Brazil, with principal offices located at Avenida Selma Parada 201 (Galleria Office Park Ed 4), Campinas, State of Sao Paulo, Brazil (hereinafter "Vendor"), and Singer Products Inc., a company Incorporated under the laws of Florida, USA, with principal offices located at 1840 West 49th Street, Suite 501, Hialeah, Florida, U.S.A. and acting herein both in its capacity as Authorized Sales Representative of Tropico (hereinafter "Singer").

WHEREAS, the Parties desire to commence the partial execution of the objectives of the Memorandum of Understanding (hereinafter "MOU"), signed between them on May 13, 2000, in which the purchase of certain switches was contemplated,

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the parties agree as follows:

                                     PART I
                                PURCHASE AND SALE

1 Nature of Transaction

       1.1 On the terms and conditions set forth in this Agreement, Purchaser agrees to purchase and Vendor agrees to sell certain telephony and transit switches, as well as certain related services, the description, quantities and prices of which are set forth in Exhibit A hereto (the "Products").

            1.1.1 Vendor declares that the Products are either new or of recent manufacture and includes, among others, the features described below:
                          -Standard telephony services and ISDN capabilities; -Local and tandem switching capabilities; -Supplementary services;
                          -SSC7-ETSI (for Colombia, Peru and other countries)
                           and ANSI (USA) signaling including STP capability;
                          -SSC7 over IP signaling;
                          -SSP function for Intelligent Network;

Purchase and Sale Agreement                                              Page 2


                        - V5.1 and V5.2 capabilities and interfaces;
                        - Voice announcement;
                        - Remote Access Server function integrated in the switch
                          (for ISP access front and Internet off-load);
                        - TSC or Tropico Softswitch controller, able to provide
                          call control according to MGCP protocol and network model;
                        - H.323 signaling interoperability (mediation gateway);
                        - CDR generation with AMA format for all the calls
                          controlled by the switch (signaling independent);
                        - Billing recording for contingency;
                        - Billing batch availability through FTP transfer;
                        - Remote or local OA&M;
                        - Voice mail and pre-paid services, with respective
                          service management platform.

       1 .2 Except where it conflicts with the terms and conditions of this Agreement the Vendor proposal set for the in Exhibit B hereof is made a part of this Agreement.

       1.3 Vendor declares that the scope of supply includes installation and commissioning supervision as well as the system engineering of Vendor's supplied products. The installation, equipment tests and the services in the country of destination of the products will be performed by Singer, under a separated agreement "Services Agreement" dated July 10th 2000.

2 Deployment Phases

       2.1 The implementation of the MOU shall be conducted in several phases, of which this Agreement constitutes the first phase ("Phase One").

       2.2 In this Phase One, the Products shall be subject to four deployment groupings (hereinafter individually referred to as "Deployment Group").

       2.3      The first Deployment Group shall consist of:

                a) One telephone transit switch for Medellin, Colombia Satellite
                   Hub for Orbitel Project, with 80 E1s;

                b) One telephone transit switch for New York, with 80 E1s; and

                c) One telephone transit switch for Lima, Peru Satelite Hub, with 40 E1s.

       2.4         The second Deployment Group shall, consist of:

Purchase and Sale Agreement                                               Page 3


             d) One local switch for Wireless Local Loop access network for Bogota, Colombia, equipped with a total number of 113 E1s;

             e) One local Switch for Wireless Local Loop access network for Cali, Colombia equipped with the total number of 135 E1s;

             f) One local switch for Wireless Local Loop access network for Cartagena, Colombia equipped with the total number of 28 E1s;


       2.5      The third Deployment Group shall consist of:

             g) One local switch for Wireless Local Loop access network for Medellin, Colombia equipped with the total number of 57 E1s

             h) One switch for Wireless Local Loop access network for Barranquilla, Colombia equipped with the total number of 57 E1s

             i)    Expansion of the New York transit switch, with 120 additional
                   E1s.

             j)    Expansion of the Medellin transit switch, with 80 additional
                   E1s;

             k) Expansion of the Peru Satellite Hub transit switch, with 40 additional E1s;

       2.6      The fourth Deployment Group shall consist of:

                l) Expansion of the New York transit switch, with 130 additional
                   E1s;

                m) Expansion of the Bogota local switch for Wireless Local Loop, access network equipped with the total number of 97 E1s

                n) Expansion of the Cali local switch for Wireless Local Loop, access network equipped with the total number of 80 E1s;

                o) Expansion of the Cartagena local switch for Wireless Local
                   Loop, access network equipped with the total number of 25
                   E1s

                p) Five local switches for Wireless Local Loop access network equipped with the total number of 28 E1s one for each of the following cities In Colombia: Pereira, Cucuta, Bucaramanga, Santa Maria and Villavicencio.

Purchase and Sale Agreement                                               Page 4


3 Prices and Payments

       3.1 The purchase price for the Products (hereinafter "Purchase Price"), as set forth in Exhibit A, shall be Five Million, Three Hundred and Forty Thousand (US$5,340,000) dollars of the United States of America, allocated by Deployment Group as follows:

            3.1.1    First Deployment Group

                     The portion of the Purchase Price for the Products included in the first Deployment Group shall be One Million and Twenty Five Thousand (US$ 1,025,000.00) dollars of the United States of America.

            3.1.2    Second Deployment Group

                     The portion of the Purchase Price for the Products included in the second Deployment Group shall be Eight Hundred Ninety Thousand (US$ 890,000.00) dollars of the United States of America.

            3.1.3    Third Deployment Group

                     The portion of the Purchase Price for the Products included in the third Deployment Group, shall be One Million Five Hundred Sixteen Thousand (US$ 1,516,000.00) dollars of the United States of America.

            3.1.4    Fourth Deployment Group

                     The portion of the Purchase Price for the Products included in the fourth Deployment Group, shall be One Million Nine Hundred and Nine Thousand (US$ 1,909,000.00) dollars of the United States of America.


       3.2 Purchaser shall pay Vendor the Purchase Price in accordance with the following payment schedule:

            3.2.1 Fifteen (15) percent of the Purchase Price of each partial or total shipment shall be paid before the date of shipment.

            3.2.2 Eighty-five (85%) percent of the Purchase Price of each partial or total shipment delivered FOB, upon presentation of invoice and shipping documents.

Purchase and Sale Agreement                                               Page 5


       3.3 The eighty-five (85%) percent part of the Purchase Price (hereinafter "Financed Purchase Price") shall be paid by means of a financing arrangement described in Exhibit C hereto.

       3.4 By entering into this Agreement; Purchaser agrees to the financing contemplated In Exhibit C and will enter into all such contracts and other documentation as are contemplated in Exhibit C. Exhibit C refers to certain guarantees. Purchaser agrees that in the event Vendor and/or any other party obligated on any guarantee referred to therein makes one or more payments under any such guarantee, Purchaser shall be unconditionally obligated to reimburse Vendor and any other such party the full amount of all such payments, together with interest thereon and all other sums payable in connection therewith pursuant to the agreement or agreements to be entered into in connection with the financing contemplated in Exhibit C.

       3.5 Purchaser shall reimburse Vendor for hotel, meals, transportation (including air travel) and administrative expenses, Incurred for the performance of services of training, installation and maintenance of the Products described in this Agreement. Such services shall be rendered by Vendor with no additional charges other than the ones mentioned herein.

       3.6 The reimbursements to Vendor mentioned in this Clause shall be made by Purchaser on the fifth (5th) business day of the month subsequent to that in which expenses were incurred.

4         Delivery

       4.1 Products shall be manufactured by Vendor and delivered to Purchaser in accordance with the schedule contained in Exhibit D hereof.

       4.2 Purchaser and Vendor together with Singer shall revise quarterly the configuration and delivery of all items of the Products and Services to be supplied by Vendor and Singer.

       4.3 Delivery of the Products to Purchaser shall be deemed completed when the respective Product is delivered to carrier at the shipping point specified in Exhibit D hereto (FOB, per INCOTERMS
              1990), at which time all risks of loss or damage shall be borne by Purchaser.

       4.4 Purchaser shall be responsible for arranging for the importation of the Products into the respective country of destination and for subsequent delivery to the installation sites (hereinafter "Installation Sites"), and for all the associated costs.

          Purchase and Sale Agreement                                     Page 6


       4.5 Purchaser shall be responsible for locating and adequately preparing the Installation Sites for the receipt and operation of the Products. Failure to have an Installation Site fully prepared for the installation of the Product shall render Purchaser liable for all additional costs and expenses incurred by Vendor and/or Singer as a result thereof.

5      Warranties and Limitations

       5.1 Vendor warrants, for the benefit of Purchaser only, that, at the time of completion of delivery of the Products, the Products shall conform in all material aspects to the specifications set forth in Exhibit B hereto Vendor does not warrant that the operation of the products will be error free.

       5.2 As Purchaser's exclusive remedy for any nonconformity or defect in the Products, Vendor shall during the 18-month period following the delivery of the Products, or 12 months after installation, whichever occurs first, correct or cure such nonconformity or defect. Purchaser acknowledges that Vendor may require Purchaser to deliver defective Product to Vendor's authorized service centers for maintenance or repair.

       5.3 For non-conformities or defects during the warranty period Purchaser shall send, at its own expense, the respective Products for maintenance or repair to Vendor's authorized service centers; or to:

                           Promon Electronica da Amazonia Ltda.
                           Avenida Barbosa da Cunha, 309 Parte B -
                             Bairro Guanabara
                           CEP 13070 Campinas - S.P. Brasil

              In this case, Vendor shall repair the Products within thirty (30) days after receipt of the Products at the address specified above and shall, at its own expense, provide for shipment to the Installation Site indicated by Purchaser, except if any or all the conditions set forth in 5.4 below apply.

       5.4 Vendor shall bear no responsibility for correcting, curing, or otherwise remedying any nonconformity or defect in the Products if any or all of the following conditions apply: (1) the Products are not properly installed; (2) the Products are not maintained and operated under normal and specified conditions by qualified personnel; (3) the Products incorporate spare or replacement parts other than those purchased under this Agreement; (4) the Products have been altered, abused, misused or taken apart; (5) the nonconformity or defect has not been reported to Vendor within such 12-month period; (6) the non-conformity or defect has arisen as a result of damage to the Products occurring subsequent

Purchase and Sale Agreement                                               Page 7


              to delivery of the Product; or (7) the non-conformity or defect is not provenly due to Vendor's sole fault.

       5.5 With the sole exception of the preceding undertakings, VENDOR DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPL1ED, WITH RESPECT TO THE PRODUCTS (INCLUDING, WITHOUT LIMITATION, THE EQUIPMENT AND THE PROGRAMS EMBEDDED THEREIN), INCLUDING ITS CONDITION, THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, AND ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ALL OF WHICH ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. VENDOR FURTHER DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS, AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE NATURE AND QUALITY OF ANY OTHER PERFORMANCE BY VENDOR HEREUNDER.

       5.6 Liability of Vendor for breach of any and all warranties hereunder is expressly limited to the repair, replacement or refund of the purchase price of defective products as set forth in this section, and in no event shall Vendor be liable for special, incidental or consequential damages by reason of any breach of warranty or defect in materials or workmanship. Vendor shall not be responsible for repair, replacement refund of purchase price of products which have been subjected to neglect, accident or improper use, or which have been altered by other than authorized Vendor personnel.

              Vendor's warranty obligations and Purchaser's remedies thereunder are solely and exclusively as stated herein. In no case shall Vendor be liable for indirect kinds of damages, including but not limited to special, incidental, punitive, and consequential damages, or loss of capital, revenue, or profits. In no event shall Vendor's liability to Purchaser, or any party claiming through Purchaser, be in excess of the actual sales price paid by Purchaser for any items supplied hereunder.

       5.7 Notwithstanding any other provisions of this contract, under no circumstances shall either party be liable to the other party or any third party claiming under the other party for special, incidental, indirect, punitive, or consequential damages, as a result of a breach of any provision of this contract. Purchaser hereby Indemnities Vendor against all loss or liability from claims by customer or a third party arising out of or relating to Purchaser's installation, operation, or use of the equipment, whether on account of negligence or otherwise.

Purchase and Sale Agreement                                               Page 8


       5.8 Notwithstanding anything herein to the contrary, in no event shall Vendor be liable to Purchaser for any loss of use, loss of data, anticipated revenues or profit, whether caused directly or indirectly; any incidental, special, or consequential damages; or any claims or actions brought against Purchaser by any third party.

       5.9 The Programs, as defined in Exhibit A hereto, shall be considered as part of the Products, for all purposes of this Agreement, being subject to the same limitations, including, but not limited to, warranty restrictions and liability cap. IN ADDITION, BY INITIALING EXHIBIT A HERETO, PURCHASER SHALL BE DEEMED TO HAVE FULLY UNDERSTOOD AND AGREED TO THE "LICENSING CONDITIONS FOR THE PROGRAMS" CONTAINED THEREIN.

6         Vendor Substitution

       6.1 Vendor, at its sole discretion, may perform all or part of its obligations hereunder through its wholly owned subsidiary Promon Electronica da Amazonia Ltda. (hereinafter "Vendor's Subsidiary"), and may instruct Purchaser in writing to pay Vendor's Subsidiary directly, with the understanding that Vendor shall cause Vendor's Subsidiary to be bound by all of the terms and conditions of this Agreement and it is further agreed that Vendor shall remain jointly and severally with Vendor's Subsidiaries for the latter's responsibilities hereunder.

7         Training and User Materials

       7.1 Vendor shall provide Purchaser training services (described in Exhibit E hereto), free of charge, to selected Purchaser qualified personnel, up to 15 people. All other costs and expenses associated with the training, such as, without limitation, travel and living expenses, shall be for the account of Purchaser.

       7.2 Vendor may from time to time furnish Purchaser diagrams, specifications, documentation and other materials, including user manuals related to the use and servicing of the Products. Vendor reserves all right, title and interest in such materials, including without limitation all intellectual property rights.

       7.3 The documentation and user manuals will be supplied by the Vendor in the official language of the country of destination of the equipment.

Purchase and Sale Agreement                                               Page 9


                                    PART III
                               GENERAL PROViSIONS
8      Termination

       Either Vendor or Purchaser may terminate this agreement immediately without need of previous judicial or arbitration resolution, in the event that the other party (a) has materially breached any of its obligations under the Agreement and alter notification thereof does not remedy the breach within thirty (30) days or (b) has been adjudged a bankrupt, has become insolvent by any test, has filed any petition in any court of bankruptcy or equivalent court for receivership, reorganization, bankruptcy, arrangement or relief from debts or creditors, or for any other relief whatsoever, has had any such petition filed against it, or has made any assignment for the benefit of creditors or has any substantial part of its assets subjected to any involuntary lien which is not removed within thirty (30) days after notice thereof.

9      Waiver

       No delay or failure by either Party in exercising any right under this Agreement, nor any partial exercise thereof, shall be deemed to constitute a waiver of said right or of any other right.

10     Effect of Breach

       10.1 In addition to any other rights, privileges, power or remedies of Vendor hereunder or under law, upon the occurrence of a breach of the Agreement or of any other event which gives rise to the Vendor's right to terminate the Agreement, the Purchaser shall remain liable for any and all monetary or financial obligations arising under this Agreement and Vendor shall have the right to accelerate and declare all obligations of the Purchaser to be due and payable by Purchaser as a liquidated sum and to proceed against the Purchaser and/or repossess so much of the Products as remain in its possession.

       10.2   Force Majeure

              Vendor and Singer shall not be responsible for delays or failures in its performance hereunder resulting from Acts of God, earthquakes, shortages of supplies, transportation difficulties, labor disputes, riots, war, fire, epidemics, and any acts, omissions or events beyond its control. Performance times under this agreement shall be extended for

Purchase and Sale Agreement                                              Page 10


              a period of time equivalent to the time lost because of a delay which is excusable under this provision.

11     Severability

       Should any condition or term, or any part thereof, contained in this Agreement be unenforceable or prohibited by law or by any present or future local, municipal, provincial/state or national/federal legislation, then such Article, condition, term or part thereof, shall be amended, and is hereby amended so as to be in compliance with said legislation or law but, if such Article, condition or term, or part thereof cannot be amended so as to be in compliance with any such legislation or law then such Article, condition, term or part thereof shall be deemed severed from this Agreement, and all the rest of the Articles, terms and this Agreement, shall remained unimpaired.

12     Assignments

       Except as otherwise expressly provided herein, neither this Agreement nor any of the rights and obligations contained therein may be assigned by either party without the prior written consent or the other parties.

13     Governing Law and Venue

       This Agreement has been entered into and shall be governed in accordance with the laws of the State of New York, USA. The parties irrevocably and unconditionally submit to the jurisdiction of the courts of New York, NY, USA.

14     Notices

       All notices required or permitted under this Agreement will be in writing and will be deemed received when (a) delivered personally; (b) when sent by confirmed telex or facsimile (followed by the actual document in air mail/air courier); (c) three (3) days after having been sent by registered or certified mail, return receipt requested, portage prepaid (or ten (10) days for international mail); or (d) one (1) day alter deposit with a commercial express courier specifying next day delivery or, for international courier packages, two (2) days after deposit with a commercial express courier specifying 2-day delivery, with written verification of receipt, to the address set forth below:

Purchase and Sale Agreement                                              Page 11


Purchaser:
Globaltron Communications Corporation
45 Broadway, Floor 12
New York, NY
USA

Vendor:
Tropico Sistemas e Telecomunicacoes S.A
Av. Selma Parada, 201 (Galleria Office Park, Ed 4)
Campinas-SP-Brasil

Singer:
Singer Products Inc.
1840 West 49th Street, Suite 501
Hialeah, FL 33012

15     Taxes

       All prices and charges stated herein are exclusive of any taxes, fees and duties or other amounts, however designated, and including without limitation value added and withholding taxes which are levied or based upon prices and charges or upon this Agreement outside of Brazil. Purchaser shall report and pay all federal, state, and local taxes, (excluding only those taxes based on the net income derived by Vendor and Singer), duties and amounts designated, levied, or based (1) upon the Product and the Purchase Price, or any other amounts payable under this Agreement; (2) on account of this Agreement; or (3) with respect to the Products, the Programs, or the acquisition, ownership, or use thereof by Purchaser. Purchaser shall indemnify and hold harmless Vendor and Singer, from all claims and liability resulting from Purchaser failure to report or pay such amounts.

16     Entire Agreement, Modifications.

       This Agreement including all exhibits hereto, which are hereby incorporated herein by this reference, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes any and all prior contemporaneous representations, proposals, agreements, negotiations, advertisements, statements, or understandings, whether oral or written. No amendment to this Agreement shall be binding on the Parties unless such amendment is in

Purchase and Sale Agreement                                              Page 12



       writing and executed by authorized representatives of the Parties to this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized Representatives, in three identical counterparts, each of which shall be deemed an original.

Global Communications Corporation                     By:  /s/ Gary Morgan
----------------------------------------                   ------------------------
Gary Morgan                                           Title: President


Tropico Sistemas e Telecomunicacoes S.A.              By:
----------------------------------------                  -------------------------
Luiz Augusto C. de Aquino                             Title: Director


Tropico Sistemas e Telecomunicacoes S.A.              By: /s/ Arnaldo Coutinho Costa
----------------------------------------                  --------------------------
Arnaldo Coutinho Costa                                Title: Business Director


Singer Products Inc.                                  By:
---------------------------------------                   --------------------------
Jaime Rojas                                           Title: Director


Purchase and Sale Agreement                                              Page 13




                                LIST OF EXHIBITS
                                ----------------



Exhibit A:        Quantity and Prices for Equipment and Vendor Services



Exhibit B:        Vendor Proposal to Globaltron Including Product Specifications



Exhibit C:        Finance Term Sheet



Exhibit D:        Project Schedule and Delivery Dates for Products



Exhibit E:        Training



Exhibit F:        Licensing Conditions for the Programs



                                   EXHIBIT - A

              QUANTITY AND PRICES FOR EQUIPMENT AND VENDOR SERVICES
----------------------------------------------------------------------------------------------------------------------
                                                       E1s QUANTITY
                                                       ------------
DEPLOY              SITES                        TOTAL        V 5.2            DESCRIPTION                EQ. PRICES
----------------------------------------------------------------------------------------------------------------------
   1              Medellin                         80           -             Transit Switch              400,000.00
                  New York                         80           -             Transit Switch              400,000.00
                  Lima Peru                        40           -             Transit Switch              225,000.00
----------------------------------------------------------------------------------------------------------------------
               TOTAL DEPLOYMENT GROUP 1                                                                 1,025,000.00
----------------------------------------------------------------------------------------------------------------------
   2              Bogota                          113          47             Local Switch                430,000.00
                  Cali                             85          36             Local Switch                336,000.00
                  Cartagena                        28          12             Local Switch                124,000.00
----------------------------------------------------------------------------------------------------------------------
               TOTAL DEPLOYMENT GROUP 2                                                                   890,000.00
----------------------------------------------------------------------------------------------------------------------
   3              Medellin                         57          24             Local Switch                238,000.00
                  Barranquilla                     57          24             Local Switch                238,000.00
                  New York                        120           -             Transit Expansion           500,000.00
                  Medellin                         80           -             Transit Expansion           360,000.00
                  Lima Peru                        40           -             Transit Expansion           180,000.00
----------------------------------------------------------------------------------------------------------------------
               TOTAL DEPLOYMENT GROUP 3                                                                 1,516,000.00
----------------------------------------------------------------------------------------------------------------------
                  New York                        130           -             Transit Expansion           515,000.00
                  Bogota                           97          40             Local Expansion             388,000.00
                  Cali                             80          33             Local Expansion             284,000.00
                  Cartagena                        25          12             Local Expansion             102,000.00
                  Bucaramanga                      28          12             Local Switch                124,000.00
                  Pereira                          28          12             Local Switch                124,000.00
                  Cucuta                           28          12             Local Switch                124,000.00
                  Villavicencio                    28          12             Local Switch                124,000.00
                  Santa Marta                      28          12             Local Switch                124,000.00
----------------------------------------------------------------------------------------------------------------------
               TOTAL DEPLOYMENT GROUP 4                                                                 1,909,000.00
----------------------------------------------------------------------------------------------------------------------
          TOTAL AMOUNT - FOR MANAUS (Brasil)  US$                                                       5,340,000.00
----------------------------------------------------------------------------------------------------------------------

Note: The number E1's include: V5.2 interface, routings, MSA, Value added services and VoIP trunks.

The prices include factory services.


                        SINGER PRODUCTS INC. & CIA. LTDA
------------------------------------------------------------------------------------------------------------------------------------
Cra. 9A No. 91 - 27 Bogota, D.C. Colombia
Conmutador: 610 3400 SPC- Fax: 218 6640
A.A. No. 54902   cables "COREGNIS"
------------------------------------------------------------------------------------------------------------------------------------
REMISION No.                TRABAJO NO.                           FECHA               PAGINA
                                                        MES       DIA      ANO          DE

                                                         07         31     2000      1      1
------------------------------------------------------------------------------------------------------------------------------------
                                                        FACTURA CAMBIARIA
                                                        DE COMPRA VENTA         15968
------------------------------------------------------------------------------------------------------------------------------------
                                                        NIT 860 031 240 4                         Facluracion Autorizada por la
                                                        IVA REGIMEN COMUN                         DIAN Segun Resolucion No.
                                                        NO Somos agenles relenedores del IVA      300000071315 de 1998/08/12
                                                        Condigo Actividad ICA                     Numeracion de 15101 al 16100
                                                        204 Ventas 0.8%
                                                        304 Servicios 0.7%
------------------------------------------------------------------------------------------------------------------------------------
PEDIDO DEL CLIENTE No.                FECHA PEDIDO REFERENCIA SPC No.                             GRUPO

Contract Dated   7-11-00
------------------------------------------------------------------------------------------------------------------------------------
VENDIDO A: Globaltron Communications Corporations                         DESPACHADO A: Mrs. Arlene Margolis
           New World Tower, 100 North Biscayne Boulevard,                 Administration Vice president
           Suite 2500
           Miami, FL
CONDICIONES DE PAGO
     Payment terms
     ten (10) days of Invoice presentation
------------------------------------------------------------------------------------------------------------------------------------
IDENTIFICATION DEL CLIENTE                                            MARCAS:
------------------------------------------------------------------------------------------------------------------------------------
DESPACHADO VIA:          FECHA DE DESPACHO        DESPACHADO DE       REFERENCIA DE DESPACHO No.         ASEGURADO POR.
------------------------------------------------------------------------------------------------------------------------------------
ITEM    CANTDAD                                    DESCRIPCION                          PRECIO UNITARIO                 TOTAL
------------------------------------------------------------------------------------------------------------------------------------
  1        -             First Payment of telephony switches services
                         item 1 of services agreement                                             UDS                173.600.00


  2        -             First payment of software systems services,                              USD                118,900.00
                         item 2 of services agreement


------------------------------------------------------------------------------------------------------------------------------------
SON:    Three hundred thirty six thousand three hundred and seventy five dollars with 00/00     SUB-TOTAL        $   292,500.00
------------------------------------------------------------------------------------------------------------------------------------
Esta factura se asimila en todos sus einclos legales a la letra de cambio Articulo 774 del          IVA
Codigo de Comercio                                                                              USD_____%             43.875.00
------------------------------------------------------------------------------------------------------------------------------------
RECIBI CONFORME                                          REVISADO POR


                                   FIRMA SELLO
------------------------------------------------------------------------------------------------------------------------------------
FECHA      NOMBRE:                                                                              TOTAL $USD           336.375.00
------------------------------------------------------------------------------------------------------------------------------------